ADDITIONAL EXHIBIT 99.2

Certification of Chief Executive Officer and Chief Financial Officer

pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, David C. Collins and Gary R. Wright, certify that the periodic report, to which this Statement is attached, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in the periodic report to which this Statement is attached, fairly presents, in all material respects, the financial condition and results of operations of the registrant at the dates and for the periods indicated.

IN WITNESS WHEREOF, the undersigned have executed this Statement as of the date first written below.

Dated May 8, 2003

/S/ DAVID C. COLLINS David C. Collins Chief Executive Officer /S/ GARY R. WRIGHT Gary R. Wright Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Learning Tree International, Inc. and will be retained by Learning Tree International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.